UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2004

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28536	74-2781950
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Crescent Court, Suite 1110, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 302-0444 10101 Reunion Place, Suite 970, San Antonio, Texas 78216 (Former Name or Former Address, if Changed Since Last Report)

Introductory Note

                New Century Equity Holdings Corp. is filing this Form 8-K/A to include pro forma financial information as of March 31, 2004 giving effect to the June 2, 2004 sale of its investment in Princeton eCom Corporation as discussed below. The Form 8-K filed on June 10, 2004 is therefore amended and restated in its entirety to read as follows:

Item 2. Acquisition or Disposition of Assets

        On June 2, 2004, New Century Equity Holdings Corp. (the “Company”) completed the sale of all of its holdings of capital stock and warrants to purchase capital stock of Princeton eCom Corporation (“Princeton”) to Mellon Ventures, L.P., Lazard Technology Partners II, LP and Conning Capital Partners VI, L.P. (the “Princeton Sale”) pursuant to that certain Stock Purchase Agreement dated March 25, 2004 (the “SPA”). The aggregate purchase price for the Princeton Sale was $10 million. Reference is made to the Form 8-K filed by the Company on March 30, 2004 for a more detailed description of the terms and conditions of the SPA.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of the Company, taking into account the effect of the sale of its holdings in Princeton assuming: (1) for the unaudited pro forma consolidated balance sheet, the sale closed on March 31, 2004, the balance sheet date, and (2) for the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2004 and the year ended December 31, 2003, the sale closed on January 1, 2003.

The unaudited pro forma consolidated balance sheet as of March 31, 2004 and the statement of operations for the three months ended March 31, 2004 are based on the historical information provided in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) for the period ended March 31, 2004. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 is based on the historical information provided in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2003. The unaudited pro forma consolidated financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been in effect as of January 1, 2003 or March 31, 2004, as assumed above, nor is the information necessarily indicative of future financial position or operating results.

New Century Equity Holdings Corp. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet March 31, 2004 (In Thousands)

	As Filed	Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$4,398	$9,400	(1)	$13,798
Accounts receivable	26	—		26
Prepaid and other assets	222	—		222

Total current assets	4,646	9,400		14,046

Property and equipment, net	32	—		32
Other non-current assets	53	—		53
Investments in affiliates	5,656	(5,367	)(2)	289

Total assets	$10,387	$4,033		$14,420

Current liabilities:
Accounts payable	$59	$34	(4)	$93
Accrued liabilities	443	—		443

Total current liabilities	502	34		536

Other non-current liabilities	—	—		—

Total liabilities	502	34		536

Stockholders’ equity	9,885	3,999		13,884

Total liabilities and stockholders’ equity	$10,387	$4,033		$14,420

See notes to unaudited pro forma condensed consolidated financial statements

New Century Equity Holdings Corp. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations Three Months ended March 31, 2004 (In Thousands)

	As Filed	Adjustments		Pro Forma
Operating revenues	$—	$—		$—
Operating expenses:
Selling, general and administrative expenses	645	(152	)(4)	493
Depreciation and amortization expenses	16	—		16

Operating loss from continuing operations	(661)	152		(509)
Other income (expense):
Interest income, net	10	—		10
Equity in net loss of affiliate	(1,200)	1,200	(2)	—
Other expense, net	(1)	—		(1)

Total other (expense) income, net	(1,191)	1,200		9

Net (loss) income	$(1,852)	$1,352		$(500)

Basic and diluted net loss per common share	$(0.05)			$(0.01)

Weighted average common shares outstanding	34,653			34,653

See notes to unaudited pro forma condensed consolidated financial statements

New Century Equity Holdings Corp. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations Year ended December 31, 2003 (In Thousands)

	As Filed	Adjustments		Pro Forma
Operating revenues	$—	$—		$—
Operating expenses:
Selling, general and administrative expenses	3,021	186	(4)	3,207
Depreciation and amortization expenses	153	—		153

Operating loss from continuing operations	(3,174)	(186)		(3,360)
Other income (expense):
Interest income, net	77	—		77
Equity in net loss of affiliates	(2,723)	2,723	(2)	—
Gain on sale of equity affiliate	—	1,173	(3)	1,173
Impairment of investments in affiliates	(306)	—		(306)
Litigation settlement	(354)	—		(354)
Other expense, net	(6)	—		(6)

Total other (expense) income, net	(3,312)	3,896		584

Net (loss) income from continuing operations	(6,486)	3,710		(2,776)
Discontinued operations:
Net loss from disposal of discontinued operations	(30)	—		(30)

Net (loss) income	$(6,516)	$3,710		$(2,806)

Basic and diluted net loss per common share: Net loss from continuing operations	$(0.19)			$(0.08)
Net loss from disposal of discontinued operations	—			—

Net loss	$(0.19)			$(0.08)

Weighted average common shares outstanding	34,379			34,379

See notes to unaudited pro forma condensed consolidated financial statements

New Century Equity Holdings Corp. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet at March 31, 2004 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004, to reflect the sale of the Company’s holdings in Princeton.

(1)	Represents the total proceeds of $10 million, net of $0.6 million paid to the Company’s Chief Executive Officer.

(2)	Represents the removal of account balances related to the Company’s investment in Princeton.

(3)	Represents the gain on sale of Princeton assuming the sale occurred on January 1, 2003.

(4)	Represents estimated transaction costs associated with the sale of the Company’s holdings in Princeton.

(c)	Exhibits

10.1	Stock Purchase Agreement by and among New Century Equity Holdings Corp., Mellon Ventures, L.P., Lazard Technology Partners II LP, Conning Capital Partners VI, L.P. and Princeton eCom Corporation, dated March 25, 2004 (incorporated by reference to Exhibit 10.1 in the Company’s current report on Form 8-K filed on March 30, 2004)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2004	NEW CENTURY EQUITY HOLDINGS CORP. By: /s/ JOHN P. MURRAY —————————————— Name: John P. Murray Title: Chief Financial Officer